UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

WHITEHALL JEWELERS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52123	20-4864126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Dr., Ste. 2600,
Chicago, IL 60606
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (312) 782-6800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 18, 2008, Whitehall Jewelers, Inc., entered into a Term Loan Credit Agreement with PWJ Lending II LLC, as administrative agent and collateral agent, and the lending institutions from time to time party thereto. Whitehall Jewelers, Inc., which is a wholly-owned subsidiary of Whitehall Jewelers Holdings, Inc. (the "Company"), is borrowing $25 million and may borrow up to an additional $10 million under this Term Loan Credit Agreement. The Company is fully and unconditionally guaranteeing Whitehall Jewelers, Inc.'s borrowings under the Term Loan Credit Agreement. In addition, as part of the transaction, the Company amended its existing revolving credit facility in order to permit this new financing. The material terms of the Term Loan Credit Agreement, the amendment to the revolving credit facility and related agreements are described below.

Term Loan Credit Agreement

     On January 18, 2008, Whitehall Jewelers, Inc., entered into a Term Loan Credit Agreement with PWJ Lending II LLC, as Administrative Agent and Collateral Agent, and the lending institutions from time to time party thereto (the "Term Loan Lenders"). Whitehall Jewelers, Inc. is currently borrowing $25 million under the Term Loan Credit Agreement. It has the option to borrow up to an additional $10 million under the Term Loan Credit Agreement in the event that availability under the Senior Credit Agreement is less than $5 million.

     Borrowings under the Term Loan Credit Agreement will bear interest at 15% per year. The Term Loan Credit Agreement contains affirmative and negative covenants and representations and warranties that are ordinary and customary for similar term loans. The maturity date for the principal borrowed under the Term Loan Credit Agreement shall be the earlier to occur of the following: (1) one day after the "Maturity Date" under (and as defined in) the Third Amended and Restated Credit Agreement, as amended, and (2) the date on which the maturity is accelerated upon an event of default. The terms of the Term Loan Credit Agreement permit repayment of all or a portion of the loan prior to maturity upon five days notice without any prepayment penalty. Any amounts outstanding under the Term Loan Credit Agreement may be accelerated and become due and payable immediately upon an event of default and expiration of any applicable cure period. Events of default include: (1) nonpayment of obligations due under the Term Loan Credit Agreement, (2) failure to perform any covenant or agreement contained in the Term Loan Credit Agreement, (3) material misrepresentations, (4) failure to pay, or certain other defaults under, other material indebtedness including, without limitation, under the revolving credit facility, (5) certain bankruptcy or insolvency events, (6) a change of control, (7) material outstanding adverse judgments, (8) material uninsured losses; (9) indictments of the borrower or guarantor in a material forfeiture action, (10) revocation or cancellation of security interests; and (11) customary ERISA defaults.

     Prentice Capital Management, LP is entitled to a fee equal to three percent of the borrowed funds under the Term Loan Credit Agreement for arranging and structuring the term loan. PWJ Lending II LLC is an affiliate of Prentice Capital Management, LP, which is the manager of PWJ Funding, LLC and PWJ Lending LLC. As such, Prentice Capital may be deemed to have voting control and investment discretion over securities owned by PWJ Funding, LLC and PWJ Lending LLC, which beneficially own a total of 29,509,399 shares, which represents more than a majority of the Company's outstanding shares of common stock. Additionally, two of the Company's five directors are employees of Prentice Capital.

Second Amendment to the Third Amended and Restated Credit Agreement

     On January 18, 2008, the Company entered into a Second Amendment to the Third Amended and Restated Credit Agreement, dated as of February 20, 2007, by and among the Company, LaSalle Bank National Association, or LaSalle as administrative and collateral agent for the banks party thereto (the "Banks"), the Banks, Bank of America N.A. and Wells Fargo Retail Finance, LLC, as managing agents, which governs the Company's revolving credit facility. Pursuant to this Second Amendment, the lenders consent to the new term loan financing described above. Additionally, this Second Amendment increases the applicable margin for each of Tranche A and Tranche A-1 by 25 basis points and increases the required minimum excess availability from $5 million to 10% of the all-in borrowing base.

Guaranty and Security Agreements

     On January 18, 2008, the Company entered into a Guaranty Agreement for the benefit LaSalle Bank National Association, as agent under the Third Amended and Restated Credit Agreement, to fully and unconditionally guarantee the obligations of its subsidiary Whitehall Jewelers, Inc. in connection with the revolving credit facility. Additionally, on January 18, 2008, the Company entered into a Guaranty Agreement for the benefit of PWJ Lending II LLC, as agent under the Term Loan Credit Agreement, to fully and unconditionally guarantee the obligations of its subsidiary Whitehall Jewelers, Inc. in connection with the new term loan.

     In addition, the Company entered into a Guarantor Security Agreement, dated January 18, 2008, for the benefit LaSalle Bank National Association, as agent under the Third Amended and Restated Credit Agreement, to grant a senior lien on all of its assets to secure the obligations of its subsidiary Whitehall Jewelers, Inc. in connection with the revolving credit facility. Borrowings under the revolving credit facility have already been, and will continue to be, secured by senior liens on the assets of Whitehall Jewelers, Inc. The Company also entered into a Guarantor Security Agreement, dated January 18, 2008, for the benefit of PWJ Lending II LLC, as agent under the Term Loan Credit Agreement, to grant a junior lien on all of its assets to secure the obligations of its subsidiary Whitehall Jewelers, Inc. in connection with the new term loan. Furthermore, Whitehall Jewelers, Inc. also granted to PWJ Lending II LLC a junior lien on its assets by a Security Agreement, dated January 18, 2008, which to further secure its obligations under the new term loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Please refer to the information included under "Item 1.01 Entry into a Material Definitive Agreement" above, which is incorporated under this Item 2.03 by reference.

Item 8.01 Other Events.

     The borrowing availability under the revolving credit facility together with cash on hand, the funds available under the new term loan, current and anticipated cash flow from operations, and cost reductions will likely be adequate to meet the Company's working capital and capital expenditure needs for fiscal 2008.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include Information relating to the Company that are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to management, including statements related to the Company's financial results, liquidity, financing activities, and related expectations, estimates and beliefs. When used in this report, the words “believes,” “intent,” “may,” “will” and similar expressions and their variants, as they relate to the Company or the Company’s management, may identify forward-looking statements. Such statements reflect the Company’s judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, which may have a significant impact on the Company’s business, operating results or financial condition. These forward-looking statements are based on estimates and assumptions by the Company's management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: (i) the Company's substantial indebtedness; (ii) inability to implement the Company's business strategy and achieve anticipated cost savings in a timely and effective manner; (iii) the value of the Company's inventory; (iv) availability of additional financing; (v) fluctuations of raw material prices and the Company's reliance on a limited number suppliers; (vi) adverse economic conditions; and (vii) the amount of capital expenditures required at the Company's businesses. The foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELERS HOLDINGS, INC.
(Registrant)

By:	/s/ ROBERT B. NACHWALTER
Robert B. Nachwalter
Senior Vice President and
General Counsel

Date: January 18, 2008